Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

1st Centennial Bancorp

(formerly Centennial First Financial Services)

Redlands, California

We consent to the incorporation by reference in Registration Statement No. 333-101353 of 1st Centennial Bancorp of our report, dated February 13, 2004, relating to the financial statements of 1st Centennial Bancorp as of December 31, 2003 and 2002 and for the three years then ended, appearing in this Annual Report on Form 10-KSB of 1st Centennial Bancorp.

/s/ Hutchinson and Bloodgood, LLP
Glendale, California March 24, 2004